                                                                   Exhibit 10.41

                                LICENSE AGREEMENT

         This Agreement entered into and effective as of December 19, 2005 (the
"Effective Date") is between PROTEIN POLYMER TECHNOLOGIES, INC., a Delaware corporation (hereinafter referred to as "Company"), and SURGICA CORPORATION, a
Delaware corporation (hereinafter referred to as "Licensor"). Company and
Licensor are each hereinafter referred to as a "Party" and collectively as the
"Parties".

                              W I T N E S S E T H:

         WHEREAS, the Licensor and Company entered into an Asset Purchase Option
Agreement, dated as of November 23, 2005 (the "Option Agreement"), pursuant to which Company, among other things, obtained the right to purchase from Licensor substantially all of the assets of Licensor then existing or thereafter acquired through the date of the exercise of the Option (as that term is defined in the
Option Agreement);

         WHEREAS, as partial consideration offered by Licensor to induce Company to enter into the Option Agreement, Licensor desires to grant to Company, and
Company desires to obtain from Licensor, an exclusive license to Licensor's intellectual property rights; and

         WHEREAS, in connection with the Option Agreement and this Agreement, the Parties are entering into a separate Supply Agreement (defined below), pursuant to which Licensor shall supply to Company certain manufactured Product, services and cooperation and Company shall provide to Licensor certain services and cooperation.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1.       DEFINITIONS.
         -----------

         In this Agreement  (including  the recitals) the following  expressions shall have the following meanings unless the context otherwise requires:

                  "Affiliate" shall mean, in relation to either Party, (a) any corporation, partnership, limited liability company, or other entity
         ("Entity") in which the relevant Party directly or indirectly holds 50%
         or more of the voting interests, (b) any Entity which holds directly or indirectly 50% or more of the voting stock or shares of the relevant
         Party, (c) any other Entity in which 50% or more of the voting interests is directly or indirectly held by any Entity described in clause (b), or (d) any Entity in which the relevant Party directly or indirectly holds less than 50% of the voting interests but has management control of such Entity in that it has the ability to appoint or remove the majority of the directors or managers of such Entity. For the purpose of this definition, Licensor shall not be an Affiliate of
         Company, and Company shall not be an Affiliate of Licensor.

                  "Assumed Liability Matters" shall mean those specified
         liabilities of the Licensor set forth in Schedule B.

                  "Calendar Quarter" shall mean the usual and customary calendar quarters, the first quarter being the months of January, February and
         March, the second quarter being the months of April, May and June, the third quarter being the months of July, August and September, and the fourth quarter being the months of October, November and December.

                  "Copyrights" shall mean all copyright and rights in the nature of copyright now or subsequently owned or controlled by Licensor or its
         Subsidiaries at any time prior to or during the term of this Agreement relating to or embodying any part of the Know-How, including without limitation any materials consisting of or containing software or databases.

                  "Cost of Goods Sold" shall mean, for any applicable period,
         Company's cost of goods for Products sold determined in accordance with generally accepted accounting principles, consistently applied.

                  "ECA" means the European Competent Authorities, any Notified
         Bodies, or any successor agencies responsible for European Regulatory
         Approvals.

                  "FDA" shall mean the United States Food and Drug
         Administration or any successor agency vested with administrative and regulatory authority to approve testing and commercial distribution of products for human and veterinary use in the United States.

                  "Field" shall mean any and all human or veterinary
         applications.

                  "Fully-Burdened Cost" shall mean all of the direct and
         proportional indirect costs and expenses for providing the specified
         Product or services, including but not limited to raw materials and supplies, labor, equipment, utilities, facilities and overhead as determined according to generally accepted accounting principles (GAAP)
         consistently applied.

                  "Governmental Body" means any: (a) nation, principality,
         state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multi-national organization or body; or (e)
         individual, entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

                  "Gross Margin" shall mean, for a Product, the invoiced price of such Product upon the sale by Company or any Affiliate of the
         Company to another entity, less the Cost of Goods Sold of such Product for the applicable accounting period.

                  "Intellectual Property" shall mean all Patents, Know-How,
         Trademarks and Copyrights.

                  "Know-How" shall mean all trade secrets, inventions, methods, processes, know-how and negative know-how, techniques, products, designs, cultures, other biological materials and other materials and compositions, information, data or experience whether patentable or not, useful in the Field that are (i) owned or controlled by Licensor or its Subsidiaries as of the Effective Date or (ii) developed, acquired or that otherwise become controlled by Licensor or its
         Subsidiaries at any time during the term of this Agreement, including without limitation, processes, techniques, methods, operating instructions, machinery designs, raw material or product
         specifications, drawings, blue prints, laboratory books, notes, records and any other technical and commercial information relating to research, design, development, manufacture, assembly, use or sale of the Products in the Field.

                  "Know How Documentation" shall mean complete and accurate
         written documentation concerning all Confidential Information of
         Licensor necessary or desirable to use, practice and/or otherwise exploit the Know-How and related Intellectual Property, including but not limited to the Device Master Record, Device History Record, Design
         History File, and Quality System Record (as those terms are defined in
         21 CFR 820, Quality System Regulation) for each of PVA Plus(TM),
         MaxiStat(TM), and MicroStat(TM) (510(k) clearance numbers K001678,
         K020033, and K032619, respectively), the 510(k) submissions as supplemented or amended resulting in such clearances, internal audit reports, reports and communications associated with an inspection or audit of Licensor's operations by a Governmental Body, and laboratory notebooks, experimental reports, batch records, invention disclosures, and patent applications.

                  "Net Profit" shall mean Net Sales less (i) the amount paid by
         Company for goods pertaining to the Products sold by Company that are obtained by Company pursuant to the Supply Agreement or other similar arrangement, (ii) other monies paid to Licensor by Company under the
         Supply Agreement, and (iii) Company's Fully Burdened Cost in providing the services and cooperation to Licensor as set forth in the Supply
         Agreement and/or the applicable Project Plan (as that term is defined in the Supply Agreement).

                  "Net Sales" shall mean the gross invoice price of Products sold by Company to any other entities, less (i) quantity and/or cash discounts actually allowed or taken; (ii) freight, postage and insurance; (iii) amounts repaid or credited by reasons of rejections or return of goods or because of retroactive price reductions specifically identifiable to Products; (iv) amounts payable resulting from governmental (or agency thereof) mandated rebate programs; (v)
         third-party rebates to the extent actually allowed; (vi) custom duties and taxes (excluding income, value-added and similar taxes), if any, directly related to the sale; and (vii) any other specifically identifiable amounts included

         in such Product gross sales that will be credited for reasons substantially equivalent to those listed hereinabove.

                  "Patent(s)" shall mean:

                       (a) any and all patents and applications for patents
                  owned or controlled by Licensor as of the Effective Date which are useful in the Field including, but not limited to, those that are identified in Schedule A, attached hereto, along with any and all foreign counterparts thereof, all continuations, continuations-in-part, divisions and renewals thereof, all patent supplementary protection certificates and similar
                  rights that are based on or derive priority from any of the foregoing or which may be granted thereon, and all reissues, re-examinations, extensions, patents of addition and patent of importation thereof;

                       (b) any and all patent applications by Licensor or its
                  Subsidiaries useful in the Field that are filed, acquired or that otherwise become controlled by Licensor during the term of this Agreement, all continuations, continuations-in-part or divisions of any such applications, any patents which shall issue based on such applications, continuations,
                  continuations-in-part, or divisions and any and all patents, patent supplementary protection certificates and similar
                  rights that are based upon or derive priority from any of the foregoing or which may be granted thereon and all reissues, renewals or extensions thereof or patents of addition thereto;
                  and

                       (c) all such patent applications, patent certificates and
                  rights, a Valid Claim of which would be infringed by the
                  manufacture, marketing, use or sale of Product (but for the license granted herein).

                  "Product(s)" shall mean any product which (i) if made, used or sold would infringe one or more Valid Claims in an issued Patent but for the License granted pursuant to Section 3.1 of this Agreement, or
         (ii) otherwise uses, incorporates or was conceived, developed or reduced to practice using the Patents or Know-How that comprise, in part, the Intellectual Property subject to the License set forth in
         Section 3.1 hereof.

                  "Regulatory Agency" means (a) the FDA, (b) the ECA, or (c) any other Governmental Body with regulatory authority similar to the FDA or
         ECA in any other jurisdiction anywhere in the world.

                  "Regulatory Approval" shall mean with respect to any country, filing for and receipt of all regulatory agency or other registrations, clearances and approvals required in such country in respect of Product for any purpose specified in this Agreement or, if no purpose is specified, to enable Product to be manufactured, offered for sale, sold and distributed, and for Non-Clinical Use or Clinical Use to take place, in such country.

                  "Subsidiary" shall mean a corporation, limited liability
         company or partnership of which a Party holds 50% or more of the voting or economic interest. For the purpose of this definition, Licensor shall not be a Subsidiary of Company.

                  "Supply Agreement" shall mean that certain Supply and Services
         Agreement entered into between Licensor and Company of even date herewith.

                  "Third Party" shall mean a person other than Licensor, Company or their respective Affiliates.

                  "Trademarks" shall mean any and all trademarks, trade names, service marks, service names, logos and similar proprietary right owned, controlled or licensed by Licensor to be used in connection with the Licensor's Intellectual Property or Products.

                  "Valid Claim" shall mean a claim in any unexpired Patent which has not been held invalid by a decision of a court or other appropriate body of competent jurisdiction against which there is no appeal or where any period for appealing against such decision has expired without an appeal having been validly submitted.

2.       CONDITIONS TO LICENSE.
         ---------------------

         2.1   Licensor hereby represents and warrants that, as a condition precedent to entering into this Agreement, Licensor has:

               (a) Successfully obtained Angiodynamics, Inc.'s ("Angiodynamics")
written consent, the form of which is attached as Exhibit D to the Option
Agreement, to the assignment to Company of all of Licensor's rights and obligations under the Distributor Agreement dated June 28, 2002 by and between
Licensor and Angiodynamics; and

               (b) Received an unconditional and irrevocable assignment of all rights, title and interest of its employees, officers and/or directors
(including, without limitation, Louis R. Matson) in and to all inventions pertaining or applicable to the Field.

3.       ASSIGNMENT OF 510(K) CLEARANCES; GRANT OF LICENSE.
         -------------------------------------------------

         3.1   Rights Granted.
               --------------

               (a) Subject to the terms and conditions of this Agreement
(including, without limitation, Company's payment of the License Fee), Licensor hereby sells, assigns, transfers, conveys, grants, and delivers and Company hereby accepts from Licensor all of Licensor's right, title and interest in and to its 510(k) Clearances, including numbers: K001678 relating to PVA Plus(TM),
K020033 relating to MaxiStat(TM) and K032619 relating to MicroStat(TM), filed with the United States Food and Drug Administration and all information submitted along with such applications ("510(k) Clearances").

               (b) Upon execution and delivery of this Agreement, Licensor shall effectuate the sale, assignment, transfer, conveyance, grant and delivery of the
510(k) Clearances to Company by delivering to Company (or its designees) a duly executed bill of sale and assignment for the 510(k) Clearances in substantially the form of Exhibit A, attached hereto, and shall notify the FDA of the same by delivering to Company (or its designees) a duly executed letter of notification in substantially the form of Exhibit B, attached hereto.

               (c) Subject to the terms and conditions of this Agreement
(including, without limitation, Company's payment of the License Fee), Licensor hereby grants to Company and Company hereby accepts from Licensor an exclusive
(even as against Licensor), worldwide license, with the right to sublicense, to the Intellectual Property to make, have made, modify, import, use, offer to sell, sell and have sold Products and perform and have performed all processes under the Intellectual Property, solely in the Field in all countries in the world (the "License").

               (d) Solely with respect to the License of Trademarks set forth herein, (i) Company may utilize and exploit such Trademarks only in connection with the Products, (ii) Licensor may from time to time request samples of
Company's use of the Trademarks in commerce, and (iii) Company shall comply with the reasonable written use standards and requirements imposed by Licensor concerning the use of its Licensor's Trademarks.

               (e) Licensor hereby agrees that it shall not, without the prior written consent of Company, use, make, have made, modify, import, use, perform, offer to sell, sell or have sold any products, compositions or methods in the
Field, or license or transfer to any Third Party (including without limitation, any Affiliate) any of such rights in the Field.

               (f) With respect to any Intellectual Property developed or acquired by Licensor after the Effective Date, Company agrees that the License with respect to such after-acquired Intellectual Property shall be subject to any contractual obligations of Licensor under bona fide arm's length third party agreements; provided that, in the event the License is restricted or limited by any such contractual obligations of Licensor, then Licensor shall use reasonable commercial efforts to exclude or, where applicable, to minimize any such restriction or limitation.

               (g) Licensor acknowledges and agrees that the License set forth in Section 3.1 above, includes, without limitation, a license to make, have made, modify, import, use, offer to sell, sell and have sold any and all of
Licensor's Products that have received, or during the term of this Agreement will receive, Regulatory Approval from any applicable Regulatory Agency.

               (h) To the extent permissible under the terms of any and all marketing and/or distribution agreements in effect as of the Effective Date, or in effect during the term of this Agreement, Licensor shall sublicense all of its rights under such agreements to Company for the duration of this Agreement.
To the extent that such a sublicense requires the consent of the other contractual party, Licensor shall reasonably cooperate with Company to obtain such consent.

4.       TRANSFER OF LICENSED TECHNOLOGY.
         -------------------------------

         No later than ten (10) days after the Effective  Date,  Licensor  shall provide to Company a copy of the current Device Master Record and Quality System
Record for each of PVA Plus(TM), MaxiStat(TM), and MicroStat(TM),  together with a copy  of the  submissions  as  amended  or  supplemented  resulting  in  their respective  510(k)  clearances.  Thereafter,  Licensor  shall  provide  Know How
Documentation as requested in writing by Company within ten (10) days.

5.       PAYMENT TO LICENSOR.
         -------------------

5.1      License Fee; Indemnification Against Certain Claims.
         ---------------------------------------------------

               (a) Upon execution and delivery of this Agreement and no later than five (5) calendar days after the Effective Date, Licensor shall provide
Company written, complete and accurate records specifying Licensor's total debt concerning the categories set forth in Schedule C, attached hereto.

               (b) Promptly upon Company receipt and diligent review of
Licensor's records concerning its outstanding debts, Company shall deliver to
Licensor, or to Licensor's designee(s), the "License Fee" in full satisfaction of its license fee obligations hereunder, which shall consist of (i) the assumption of "Assumed Liability Matters" by the Company as of the Effective
Date as set forth in Schedule B and (ii) an aggregate amount of up to Three
Hundred and Ninety One Thousand and Zero Cents ($391,000.00) as set forth in
Schedule C, to satisfy Licensor's outstanding debts and/or liabilities.

               (c) Company's License Fee obligations shall consist of assuming and repaying Company's outstanding debt as provided in Section 5.1(b) above as of the Effective Date in an aggregate amount not to exceed the amount specified in Section 5.1(b). Company agrees to take all commercially reasonable steps necessary to assume, pay, perform and discharge when due, all of Company's outstanding debt as provided in Section 5.1(b) as of the Effective Date in an aggregate amount not to exceed the amount specified in Section 5.1(b)

               (d) Company shall indemnify, hold harmless and defend Licensor from and against and will pay or reimburse Licensor with respect to any and all claims by Sapphire Group LLC against Licensor to which Licensor may become subject, directly arising out of or in connection with any fees found by a court of competent jurisdiction to be actually owed by Licensor to Sapphire Group LLC arising solely pursuant to that certain engagement letter signed by Sapphire
Group LLC and agreed to by Licensor, dated as of July 7, 2003, as amended pursuant to that amendment letter signed by Sapphire Group LLC and agreed to by
Licensor, dated as of July 6, 2004, and as supplemented by that supplement letter signed by Sapphire Group LLC and agreed to by Licensor, dated as of June
3, 2005, solely in connection with Licensor entering into and executing the
Option Agreement, the License Agreement and/or the Asset Purchase Agreement, as
to each, if and when entered into and executed by Licensor and Company (a
"Sapphire Claim"). Notwithstanding the foregoing, the Licensor's right to defense of such claims as set forth in this Section 5.1(d) shall not be dependent upon any finding by any court of competent jurisdiction with respect to any such Sapphire Claim. All Sapphire Claims shall be resolved pursuant to those procedures set forth in Section 7.3. In no event, shall Company's total liability pursuant to this Section 5.1(d) exceed Two Hundred Thousand Dollars and Zero Cents ($200,000.00), such total liability shall not be reduced by any reasonable attorneys' fees incurred by Company in defense of Licensor to any such Sapphire Claim as provided herein.

5.2      Royalties.
         ---------

               (a) Subject to the provisions of this Agreement, Company shall pay Licensor, no later than forty-five (45) days after the close of each
Calendar Quarter throughout the term of this Agreement, a royalty equal to twenty-five (25%) of Company's Net Profit from Products for the Calendar Quarter
(or part thereof in the case of the first or last Calendar Quarter for which a royalty is payable if not a full quarter) then ended (the "Surgica Royalty").

               (b) In the event any Product or Products are sold pursuant to a sales agreement, marketing agreement, distribution agreement or similar arrangement to which the Company is a party with any entity ("Net Distributor
Revenue"), Company shall pay Licensor, no later than forty-five (45) days after the close of each Calendar Quarter, the royalty specified in Section 5.2(a) as applied to the Company's share or interest in the Product or Product-related revenue from said entity's sale of Products; provided, however, that in no case shall Company have any obligation to pay any amounts to Licensor under this
Section 5.2(b) for the sale of Products by Company to any other entities.

               (c) Company shall deliver to Licensor written reports of Net
Profit, Net Sales and Net Distributor Revenue during the preceding Calendar
Quarter on or before the forty-fifth (45th) day following the end of each
Calendar Quarter. Such reports shall include a calculation of the earned royalty due and shall be accompanied by the monies due. If no earned royalties are due, then Company shall indicate such on its written report.

6.       CONFIDENTIALITY.
         ---------------

         6.1   Subject to Section 6.3, during the term of this Agreement and for a period of five (5) years thereafter (except with respect to trade secrets, for which the obligations of non-use and non-disclosure shall continue for so long as such trade secrets are protected by their owner as trade secrets), each Party shall maintain in confidence and shall not disclose to any Third Party any know-how, trade secrets, business or technical information or other information
("Confidential Information") received from the other Party relating to any
Product, and shall not use the other Party's Confidential Information except for the purposes of this Agreement without the prior written consent of such other
Party. These confidentiality and non-use obligations shall not apply to any
Confidential Information that the receiving Party can demonstrate:

               (a) at the time of disclosure to the receiving Party was, or thereafter becomes, a part of the public domain through no fault of the receiving Party, its Affiliates, distributors or sublicensees;

               (b) was subsequently lawfully disclosed to the receiving Party by a Third Party not under an obligation of confidentiality with or through the disclosing Party;

               (c) was in the lawful possession of the receiving Party prior to disclosure by the disclosing Party; or

               (d) is required to be disclosed by judicial or administrative order, provided that notice is given to the disclosing Party and the disclosing
Party has an opportunity, if reasonable under the circumstances, to seek a protective order, and further provided, that disclosure is limited solely to compliance with the judicial or administrative order.

         6.2   During the term of this Agreement, each Party shall take all reasonable steps to:

               (a) prevent any disclosure in breach of Section 6.1 of
Confidential Information of the other which would be materially prejudicial to the interests of the other Party;

               (b) limit the disclosure of information to such of its
Affiliates, distributors and sub-licensees and their respective employees that require the information for the purposes of this Agreement; and

               (c) ensure that the persons referred to in Section 6.2(b) enter into appropriate confidentiality agreements containing use and disclosure restrictions at least as restrictive as those set forth herein.

         6.3   Notwithstanding the foregoing provisions of this Section, the
Parties and their Affiliates, distributors and sublicensees shall be entitled to disclose Confidential Information of the other Party which would otherwise be protected by the provisions of Section 6.1 to actual or potential customers for any Product in so far as such disclosure is reasonably necessary to commercialize such Product.

7.       INDEMNIFICATION.
         ---------------

         7.1   Company Indemnification. Except as otherwise provided in this
Agreement, Company shall indemnify and hold harmless, pursuant to the provisions of this Section 7, Licensor and each of its officers, directors, employees, agents and Affiliates (collectively, the "Licensor Indemnitees"), from and against, and will reimburse each such Licensor Indemnitee with respect to, any and all Third Party claims, actions, demands, losses, damages, liabilities, costs and expenses to which such Licensor Indemnitee may become subject, including reasonable fees and disbursements of counsel and expenses of reasonable investigation (collectively, "Licensor Losses"), arising out of, based upon or caused by: (a) the inaccuracy of any representation or the breach of any warranty, covenant or agreement of Company contained in this Agreement, the Supply Agreement or the Option Agreement; (b) any failure by Company to conduct its obligations arising hereunder in a diligent and professional manner and in accordance with all applicable laws and regulations; or (c) any gross negligence or intentional wrongdoing by Company in the performance of its obligations (except in each case, and solely to the extent, that any Licensor
Loss is due to (x) the gross negligence or willful misconduct of one or more
Licensor Indemnitees); provided, however, that, in each case, Company shall not be obligated to indemnify the Licensor Indemnitees for claims arising out of any
Product's infringement of any intellectual property right of a Third Party unless such claim results from Company's (i) misuse or mishandling of the
Product or (ii) unauthorized modification of the Product.

         7.2   Licensor Indemnification. Licensor shall indemnify and hold harmless, pursuant to the provisions of this Section 7, Company and each of its officers, directors, employees, agents and Affiliates (collectively, the
"Company Indemnitees"), from and against, and will reimburse each such Company
Indemnitee with respect to, any and all Third Party claims, actions, demands, losses, damages, liabilities, costs and expenses to which such Company
Indemnitee may become subject, including reasonable fees and disbursements of counsel and expenses of reasonable investigation (collectively, "Company
Losses"), arising out of, based upon or caused by: (a) the inaccuracy of any representation or the breach of any warranty, covenant or agreement of Licensor contained in this Agreement, the Supply Agreement or the Option Agreement; (b)
the manufacture or supply of Products; (c) any failure by Licensor to conduct its obligations arising hereunder in a diligent and professional manner and in accordance with all applicable laws and regulations; or (d) any gross negligence or intentional wrongdoing by Licensor in the performance of its obligations
(except in each case, and solely to the extent, that any Company Loss is due to the gross negligence or willful misconduct of one or more Company Indemnitees);
provided, however, that Licensor shall not be obligated to indemnify the Company
Indemnitees for claims arising out of any Product's infringement of any intellectual property right of a Third Party resulting from such Company
Indemnitee's: (i) misuse or mishandling of the Product or (ii) unauthorized modification of the Product.

         7.3   Indemnification Procedures. Each Party, on behalf of itself and its respective Licensor Indemnitees or Company Indemnitees (each such Person, an
"Indemnitee"), agrees to provide the indemnifying Party prompt written notice of any action, claim, demand, discovery of fact, proceeding or suit (collectively, a "Claim") for which such Indemnitee intends to assert a right to indemnification under this Agreement; provided, however, that failure to give such notification shall not affect each applicable Indemnitee's entitlement to indemnification (or the corresponding indemnifying Party's indemnification obligations) hereunder except to the extent that the indemnifying Party shall have been prejudiced as a result of such failure. The indemnifying Party shall have the initial right (but not obligation) to defend, settle or otherwise dispose of any Claim for which an Indemnitee intends to assert a right to indemnification under this Agreement as contemplated in the preceding sentence if, and for so long as, the indemnifying Party has recognized in a written notice to the Indemnitee provided within thirty (30) days of such written notice its obligation to indemnify the Indemnitee for any Licensor Losses or Company
Losses (as the case may be) relating to such Claim; provided, however, that if the indemnifying Party assumes control of the defense, settlement or disposition of a Claim, the indemnifying Party shall obtain the written consent of each applicable Indemnitee prior to ceasing to defend, settling or otherwise disposing of the Claim. If the indemnifying Party fails to state in a written notice during such thirty (30) day period its willingness to assume the defense of such a Claim, the Licensor Indemnitee(s) or Company Indemnitee(s), as the
case may be, shall have the right to defend, settle or otherwise dispose of such
Claim, subject to the applicable provides of Sections 7.1 and 7.2.

8.       LIMITED LIABILITY. EXCEPT WITH RESPECT TO EACH PARTY'S INDEMNIFICATION
AND CONFIDENTIALITY OBLIGATIONS (SET FORTH IN SECTIONS 6 AND 7), NOTWITHSTANDING
ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY SHALL BE LIABLE OR
OBLIGATED UNDER ANY SECTION OF THIS AGREEMENT OR UNDER ANY CONTRACT, NEGLIGENCE,
STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY SPECIAL, EXEMPLARY,
INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

                                       10

9.       OWNERSHIP.
         ---------

         9.1   Ownership of Inventions.
               -----------------------

               (a) As between the Parties, all right, title and interest to any inventions or discoveries ("Inventions") made by Company employees or agents with or without inventive contribution by Licensor employees or agents and conceived or first reduced to practice under this Agreement or the Supply
Agreement shall belong to Company. As between the Parties, all right, title and interest to any Inventions made by Licensor employees or agents without inventive contribution by Company employees or agents and conceived or first reduced to practice under the Supply Agreement ("Licensor Inventions") shall belong to Licensor pending the successful exercise of the Option pursuant to the
Option Agreement at which such time such Licensor Inventions, to the extent applicable to the Field, shall be included in the purchased assets. All right, title and interest in and to any Inventions made jointly by employees or agents of Licensor and Company shall belong exclusively to Company; provided, however, that Licensor shall, and hereby does, receive a nonexclusive, royalty-free, fully paid-up, non-transferable license (without the right to sublicense) to use such Inventions in the fulfillment of its obligations under the Supply
Agreement.

               (b) Licensor hereby grants and agrees to grant to Company a nonexclusive, transferable, royalty-free, fully paid-up, irrevocable, worldwide right and license (with right to sublicense) to the Licensor Inventions solely for applications within the Field.

               (c) Each Party hereby makes any assignments necessary to
accomplish the foregoing ownership provisions. Each Party agrees that from time to time such Party shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable in order to execute, confirm, memorialize or otherwise document the assignments and ownership rights described herein.

         9.2   Records. Each Party shall require its employees or agents
responsible for conducting research in performance of this Agreement to keep contemporaneous records of their results and findings in sufficient detail to document any inventions of discoveries made by such employees and agents under this Agreement in bound notebooks (that shall be reviewed and signed by a witness on a regular basis). Except with respect to records pertaining exclusively to Licensor Inventions, all such records shall be the exclusive property of Company; provided, however, that Licensor may retain for its files a copy of records concerning Inventions made with inventive contribution of
Licensor.

10.      TERM AND TERMINATION.
         --------------------

         10.1  Term.
               ----

               (a) The term of this Agreement shall commence as of the date it is executed and delivered by both Parties, and, unless terminated earlier in accordance with its terms, shall continue for the greater of twenty (20) years from the Effective Date or the date upon which the last of the Patents expires.

                                       11

               (b) Notwithstanding the foregoing Section 10.1(a), if Company exercises the Option (as defined in, and pursuant to, the Option Agreement), this Agreement shall automatically terminate upon the effective assignment to
Company of the purchased assets (including, without limitation, the Intellectual
Property) pursuant to the terms of the Option Agreement and the Asset Purchase
Agreement attached thereto.

               (c) Notwithstanding the foregoing Section 10.1(a), if Company does not exercise the Option (as defined in, and pursuant to, the Option
Agreement) for any reason whatsoever except as a result of (i) a default by
Licensor under this Agreement, which is not cured within forty-five (45) days of notice of such default as provided in Section 10.2(b) below, or (ii) the failure of Licensor to satisfy all of the closing conditions for which it is responsible as set forth in Article 6 of the Asset Purchase Agreement, upon request of
Licensor, each Party hereto shall agree to negotiate in good faith with the other Party the reconveyance of the License to the Licensor and the termination of this Agreement.

         10.2  Rights of Termination.
               ---------------------

               (a) Company's Right of Termination. Company may terminate this
Agreement at any time, with respect to one or more of the Products or Patents by giving at least thirty (30) days' prior written notice to Licensor.

               (b) Licensor's Right of Termination. If Company breaches any of its obligations set forth in Section 5, and such breach is not cured within forty-five (45) days after Licensor provides Company with written notice of such breach, Licensor may terminate this Agreement.

               (c) Material Breach. Except as set forth in Section 10.2(b),
Licensor and Company shall have the right to terminate this Agreement, including the licenses granted herein, in the event that any material term or condition of this Agreement is breached by the other Party, and such breach is not remedied within a period of thirty (30) days after the non-breaching Party transmits written notice of such breach. If such material breach is corrected within the applicable thirty (30) day period, this Agreement and the rights granted hereunder shall continue in full force and effect.

         10.3  Termination For Cause. Any termination pursuant to Sections
10.2(b) or 10.2(c) shall be deemed a termination for "Cause".

         10.4  Effect of Termination.
               ---------------------

               (a) Except if this Agreement is terminated by Company pursuant to
Section 10.2(a), or for Cause by Licensor, all rights licensed to Company hereunder shall become irrevocable and fully-paid upon payment of any amounts due that have accrued hereunder prior to effective date of such termination, and thereafter Company shall have, except (1) in such countries where restricted by applicable law or (2) (i) for all Intellectual Property that Licensor does not own but licenses from a Third Party or (ii) to which it does not have a royalty-free license (as licensee), an irrevocable, fully paid-up license, with the right to sublicense, under the Intellectual Property licensed pursuant to
Sections 2 and 8 hereof, to make, have made, use, sell, offer to sell and import
Products. For licenses that are not royalty free, Licensor shall use its best

                                       12

efforts to obtain for Company the rights of Licensor under such licenses, provided that Company agrees to pay and pays on a going forward basis, any payments to Third Parties required under any such license.

               (b) If this Agreement is terminated by Company for Cause or as a result of the successful exercise of the Option pursuant to the Option Agreement as described in Section 10.1(b), all rights licensed hereunder to Licensor pursuant to Section 9.1(a) shall become irrevocable and fully-paid, and thereafter Licensor shall have, except (1) in such countries where restricted by applicable law or (2) (i) for all intellectual property that Company does not own but licenses from a Third Party or (ii) to which it does not have a royalty-free license (as licensee), an irrevocable, fully paid-up, non-exclusive license to make, have made, use, sell offer to sell, and import Product.

               (c) If this Agreement is terminated prior to the expiration of its term, except with respect to termination resulting from Licensor's breach of the Agreement, effective on such termination date, Company shall assign the
510(k) Clearances back to Licensor.

         10.5  Sublicensees. In the event this Agreement terminates for any reason, each of Company's sublicensees at such time shall continue to have the rights and license set forth in their sublicense agreements; provided, however, that such sublicensee agrees in writing that Licensor is entitled to enforce all relevant terms and conditions of such sublicense agreement directly against such sublicensee.

         10.6  Survival. All provisions of this Agreement which in order to give effect to their meaning need to survive its termination or expiration shall remain in full force and effect thereafter, including without limitation
Sections 1, 6-9, 10.4, 113-17, and 19-26. All then-outstanding payment and reimbursement obligations shall survive any termination or expiration of this
Agreement.

11.      PATENTS.
         -------

         11.1  As between the Parties hereto, all obligations concerning the prosecution and maintenance of patents shall be governed by Section 3.3 of the
Supply Agreement.

12.      INFRINGEMENT.
         ------------

         12.1

               (a) If a Third Party asserts that a patent or other right owned by it is infringed by the manufacture, import, marketing, use, sale, offer for sale and/or supply of any Product, the Party first obtaining knowledge of such claim shall promptly provide the other Party written notice of such claim and the related facts in reasonable detail. Notwithstanding any provision in this
Agreement to the contrary, except subject to indemnification obligations of
Licensor, the defense of any such claim (including without limitation, the institution and prosecution of any counterclaims thereto) shall be controlled by
Company. However, nothing in this Section 12.1 will prevent Licensor from engaging its own counsel in any such matter if there shall exist a bona fide conflict between the rights and interest of Licensor and Company.

                                       13

               (b) Without its prior written consent, Licensor will not be responsible for or bound by any compromise made by Company. Without its prior written consent, Company will not be responsible for or bound by any compromise made by Licensor.

               (c) If it is necessary to obtain a license from such Third Party,
Licensor and Company in negotiating such a license shall, to the extent practicable, use their reasonable efforts to minimize the license fees and/or royalty payable to such Third Party.

         12.2

               (a) In the event that there is infringement or misappropriation of any Intellectual Property by a Third Party, Licensor and Company shall notify each other in writing to that effect immediately upon becoming aware of the same, including if practicable with said written notice evidence establishing a case of infringement or misappropriation by such Third Party.

               (b) Company shall have the right, in its sole discretion, but not the obligation to bring an infringement or misappropriation suit(s) against one or more Third Parties at its own expense and in its own name, if possible, or jointly in its name and in the name of Licensor or if necessary in Licensor's sole name if such infringement involves the use of Intellectual Property in the
Field.

               (c) Company shall bear all the expenses of any suit brought by it and shall retain all damages or other monies awarded or received in settlement of such suit; provided, however, that at Company's option exercised by notice in writing to Licensor before it commences such suit Licensor may contribute to the expenses of any such suit and, in such event, Company and Licensor shall share proportionately to their respective contributions all damages or other monies awarded or received in settlement of such suit.

               (d) Licensor will cooperate with Company in any such suit and shall have the right to consult with Company and, if it elects pursuant to the proviso to paragraph (c) of this Section, to be separately represented by its counsel at its own expense.

13. ARBITRATION OF DISPUTES.
    -----------------------

         13.1  Excepting only actions and claims relating to actions commenced by a Third Party against Licensor or Company (including, without limitation, for injuries caused by a Product or in respect to a trademark or patent infringement claim), any controversy or claim arising out of or relating to the terms and conditions of this Agreement, or the decision to agree upon these terms, or the breach thereof, including questions of validity, infringement, or termination hereof, shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association. If such controversy or claim relates to patent validity or infringement, then the Patent Arbitration Rules of the AAA shall apply; otherwise the International Arbitration Rules of the AAA shall apply. Notwithstanding the foregoing to the contrary or in the arbitration rules invoked or in this Section 13, the Parties retain the right to request a judicial authority to invoke interim measures of protection, and such request shall not be deemed incompatible with this agreement to arbitrate or a waiver of the right to arbitrate.

                                       14

         13.2  There shall be one (1) arbitrator to be mutually agreed upon by the Parties and to be selected from the Regional Panel of Distinguished
Neutrals. If the Parties are unable to agree upon such an arbitrator who is willing to serve within ten (10) days of receipt of the demand by the other
Party, the Parties shall within three (3) days select one of the four largest international public accounting firms (excluding those providing services to the
Parties) and engage the managing partner or senior officer of its County office located in the county containing the principal place of business of the Party who did not initiate the arbitration to designate a partner of such firm to serve as the arbitrator. Failing that, then the AAA shall appoint an arbitrator willing to serve from the Regional Panel of Distinguished Neutrals, or if no such panel exists, then from an appropriate AAA panel. It shall be the duty of the arbitrator to set dates for preparation and hearing of any dispute and to expedite the resolution of such dispute.

         13.3

               (a) The arbitration shall be held in the city in which the principal place of business of the Party who did not initiate the arbitration is located and the arbitrator shall apply the substantive law of California except that the interpretation and enforcement of this arbitration provision shall be governed by the Federal Arbitration Act.

               (b) The arbitrator shall permit and facilitate discovery, which will be conducted in accordance with the Federal Rules of Civil Procedure, taking into account the needs of the Parties and the desirability of making discovery expeditious and cost-effective.

               (c) The arbitrator will set a discovery schedule with which the
Parties will comply and attend depositions if requested by either Party.

               (d) The arbitrator will entertain such presentation of sworn testimony or evidence, written briefs and/or oral argument as the Parties may wish to present, but no testimony or exhibits will be admissible unless the adverse party was afforded an opportunity to examine such witness and to inspect and copy such exhibits during the pre-hearing discovery phase.

               (e) The arbitrator shall among his other powers and authorities, have the power and authority to award interim or preliminary relief.

               (f) The arbitrator shall not be empowered to award either Party exemplary or punitive damages or any enhanced damages for willful infringement and the Parties shall be deemed to have waived any right to such damages.

               (g) A qualified court reporter will record and transcribe the proceeding.

               (h) The decision of the arbitrator will be in writing and
judgment upon the award by the arbitrator may be entered in any court having jurisdiction thereof.

               (i) Prompt handling and disposal of the issue is important.
Accordingly, the arbitrator is instructed to assume adequate managerial initiative and control over discovery and other aspects of the proceeding to schedule discovery and other activities for substantially continuous work, thereby expediting the arbitration as much as is deemed reasonable to him, but

                                       15

in all events to effect a final award no later than 365 days after the arbitrator's selection or appointment and no later than 20 days after the close of evidence.

               (j) The proceedings shall be confidential and the arbitrator shall issue appropriate protective orders to safeguard both Parties'
confidential information.

               (k) The fees of the arbitrator and the AAA shall be paid as designated by the arbitrator or, if he shall not so designate, they shall be split equally between the Parties.

14.      NOTICES.
         -------

         14.1  Notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or when sent by facsimile or other telegraphic means. Such notices shall be effective upon receipt, if by personal delivery, or if by facsimile, on the date of the confirmation of "ok"
transmission. Addresses and persons to be notified may be changed by either
Party by giving written notice thereof to the other Party.

               For Licensor:

                      Surgica Corporation
                      5090 Robert J. Mathews Parkway #4
                      El Dorado Hills, CA 95762
                      Facsimile:  916.933.5260
                      Attention:  Louis R. Matson

                      with a copy to:

                      Bullivant Houser Bailey
                      1331 Garden Hwy, Suite 300
                      Sacramento, CA 95833
                      Facsimile:  916.442.3442
                      Email eric.stiff@bullivant.com
                      Attention:  Eric J. Stiff, Esq.

               For Company:

                      Protein Polymer Technologies, Inc.
                      10655 Sorrento Valley Road
                      San Diego, CA  92121
                      Facsimile:  858.558.6477
                      Email:   wnp@ppti.com; jtp@ppti.com
                      Attention:  William N. Plamondon, Chief Executive Officer
                      and J. Thomas Parmeter, Chairman

                                       16

                      with a copy to:

                      Paul, Hastings, Janofsky & Walker LLP
                      515 South Flower Street
                      Los Angeles, CA  90071-2228
                      Facsimile:  213.996.3254
                      Attention:  Robert A. Miller Jr., Esq.

15.      FORCE MAJEURE.
         -------------

         15.1

               (a) Subject to compliance with paragraph (b) of this Section 15.1 any delays in or failure of performance by either Party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by any occurrences beyond the reasonable control of the Party affected, including but not limited to: acts of God; acts, regulations or laws of any government; strikes or other concerted acts of workers; fires; floods;
explosions; riots; wars; rebellion; embargo; and sabotage; and any time for performance hereunder shall be extended by the actual time of delay caused by such occurrence

               (b) Any Party affected by such force majeure who wishes to rely on the provisions of paragraph (a) of this Section shall as soon as reasonably practicable give written notice to the other Party specifying the matters constituting force majeure together with such evidence thereof as it can reasonably give and specifying the period for which it is estimated that the such delay will continue.

16.      SAVINGS PROVISION.
         -----------------

         16.1  The invalidity of any provision of this Agreement shall not impair the validity of any other provision; and any provision hereof which might otherwise be invalid or contravene any applicable law shall hereby be deemed to be amended to the extent necessary to remove the cause of such invalidity and to the extent practicable to continue the intent of such provision and of this
Agreement, and such provision, as so amended, shall remain in full force and effect as a part hereof.

17.      RELATIONSHIP OF PARTIES.
         -----------------------

         17.1  Each Party shall act as an independent contractor in carrying out its obligations under this Agreement. Nothing contained in this Agreement shall be construed to imply a joint venture, partnership or principal-agent relationship between the Parties, and neither Party by virtue of this Agreement shall have the right, power or authority to act or create any obligation, express or implied, on behalf of the other Party. This Agreement shall not be construed to create rights, express or implied, on behalf of or for the use of any party aside from Company and Licensor, and neither Party shall be obligated, separately or jointly, to any Third Parties by virtue of this Agreement.

                                       17

18.      WARRANTIES.
         ----------

         18.1  Company warrants that it shall use its reasonable and diligent efforts to comply with all laws applicable to the purchase, storage, transport, labeling, distribution or commercialization by it of Products, shall comply with the U.S. Export Administration laws and regulations and shall not export or re-export any technical data or Intellectual Property, or the direct products of such technical data or Intellectual Property, or Products to any prohibited country listed in the U.S. Export Administration Regulations unless properly authorized to do so by the U.S. government.

         18.2  Licensor represents and warrants to Company that the following statements are true and accurate in all material respects as follows:

               (a) It has sufficient right and title to and ownership of, and is sufficiently free and clear of all liens, claims and encumbrances of any nature on, the Intellectual Property to grant to Company the various rights and licenses granted to Company under this Agreement;

               (b) It has not done, will not do nor agree to do during the term of this Agreement, any of the following things if to do so would be materially inconsistent with the exercise by Company of the rights granted to it under this
Agreement, including assign, mortgage, hypothecate, or otherwise transfer any of the Intellectual Property, including without limitation, the Patents, or any of its rights or obligations under this Agreement;

               (c) Except for standard rights granted to the United States government in connection with Small Business Innovation Research grants, no
Third Party owns any rights in the Intellectual Property that would adversely affect any of the rights and licenses granted to Company under this Agreement;

               (d) No Third Party owns any rights which would be infringed by the use of the Products or the exercise of Company rights under the License to the Intellectual Property in accordance with provisions of this Agreement.

               (e) In the event Company consults with Licensor regarding future intended uses of the Products, Licensor shall, in good faith, disclose to
Company any Third Party rights of which it is aware which might be infringed by such uses of the Products.

               (f) It is duly authorized and empowered to enter into and perform this Agreement; and the execution and performance of this Agreement by Licensor does not and will not conflict with or violate any contract, agreement, indenture, mortgage, instrument, writ, judgment, or order of any court, arbiter or governmental or quasi-governmental body to which Licensor is a party or by which Licensor is bound.

19.      INTEGRATION AND CONFLICT.
         ------------------------

         19.1

               (a) It is the mutual desire and intent of the Parties to provide certainty as to their future rights and remedies against each other by defining the extent of their mutual

                                       18

undertakings provided herein. This Agreement and the related Supply Agreement and Option Agreement:

                    (i) constitute the entire agreement and understanding
between the Parties with respect to the subject matter contained herein, and there are no promises, representations, conditions, provisions or terms related thereto other than as set forth in this Agreement and the related Supply
Agreement and Option Agreement; and

                    (ii) supersede all previous understandings and agreements, and representations between the Parties, whether written or oral, relating to the subject matter.

               (b)  The Parties may from time to time during the term of this
Agreement modify any of its provisions by mutual agreement in writing.

               (c)  The Parties agree that each has had the opportunity to be represented by counsel of it choosing including the negotiations that preceded this Agreement.

               (d)  In the event of any conflict between the provisions of this
Agreement and the Supply Agreement, unless expressly stated in this Agreement, the provisions of this Agreement shall prevail.

20.      GOVERNING LAW.
         -------------

         20.1  This Agreement shall be construed and the rights of the Parties shall be determined in accordance with the substantive laws of the State of
California, without regard to its conflict of laws principles, except that the
Arbitration provisions contained herein shall be governed as stated in Section
13.

21.      ASSIGNMENT.
         ----------

         21.1  Licensor shall not assign or otherwise transfer this Agreement or any part hereof (and any attempt to do so will be void) to any Third Party without the prior written permission of Company, except to an entity that acquires all or substantially all of such Party's assets or operations.

22.      BANKRUPTCY.
         ----------

         22.1  The Parties hereto acknowledge and agree that it is their mutual intention and agreement that should Licensor become a debtor in case under title
11 of the United States Code (the "Bankruptcy Code"), then the Company shall be entitled to all the benefits accorded a licensee under Bankruptcy Code Section
365(n). Furthermore, it is hereby acknowledged and agreed that this Agreement shall be "such contract" as that phrase is used in Section 365(n) and that:

               (a) the Supply Agreement, any subsequent supply agreement which may be entered into by the Parties, and any other agreement executed pursuant to the Supply Agreement or in order to allow the Company to exploit the
Intellectual Property shall each be considered an "agreement supplementary to such contract" as that phrase is used in said Section 365(n);

                                       19

               (b) upon rejection of this Agreement, the Company shall be deemed to have requested of Licensor as debtor in possession (or of Licensor's trustee, if any) that Licensor as debtor in possession or such trustee (i) immediately provide and deliver to the Company or any Affiliate as the Company may subsequently designate in writing, all embodiments of the Intellectual Property, without further notice or seeking relief from the automatic stay or other leave from any court; and (ii) not interfere with the rights of the Company, its
Affiliates, and/or any sublicensee under this Agreement, the Supply Agreement, or any other agreement supplementary to the Supply Agreement, including any right to obtain Intellectual Property or any embodiment of the Intellectual
Property from another entity; and

               (c) unless and until Licensor as debtor in possession or
Licensor's trustee (if any) rejects this agreement or any agreement supplementary to this Agreement, then upon the written request of the Company, and pursuant to Bankruptcy Code Section 365(n)(4), Licensor as debtor in possession or Licensor's trustee (if any) shall: (i) at Company's option either perform this Agreement, or provide and deliver to Company all embodiments of the
Intellectual Property, held by either Licensor as debtor in possession or
Licensor's trustee (if any); and (ii) not interfere with the rights of Company, its Affiliates, and/or any sublicensee under this Agreement, the Supply
Agreement, or any other agreement supplementary to the Supply Agreement, including any right to obtain rights to or embodiments of the Intellectual
Property, or any embodiment of the Intellectual Property from another entity.

23.      NONSOLICITATION.
         ---------------

         During  the term of this  Agreement,  neither  Party will  solicit  any employee to leave the employ of the other;  the foregoing does not prohibit mass media advertising or retained or contingency searches not specifically  directed towards employees of a Party.

24.      PRESS RELEASES.
         --------------

         Except as required by law or as  expressly  set forth  herein,  neither
Party  shall  make any public  statement,  press  release or other  announcement relating  to  the  terms  or  existence  of  this  Agreement,  or  the  business relationship  of the  Parties,  without the prior  written  consent of the other
Party.

25.      AMENDMENTS AND WAIVERS.
         ----------------------

         No terms or provisions of this Agreement shall be varied or modified by any prior,  contemporaneous or subsequent statement, conduct or act of either of the  Parties,  whether  oral or written,  except that the Parties may amend this
Agreement by written  instrument  specifically  referring to this Agreement.  No waiver of any right or remedy  hereunder shall be effective  unless in a writing signed by the Party to be bound, nor shall any waiver in one instance constitute a waiver of the same or any other right or remedy in any other instance.

26.      COUNTERPARTS.
         ------------

         This Agreement may be executed in counterparts  and by facsimile,  each of  which  shall be  deemed  an  original,  and all of such  counterparts  taken together shall constitute one and the same instrument.

                                       20

                           [Signature page to follow]

                                       21

                                                                 EXECUTION COPY

         IN WITNESS WHEREOF,  Licensor and Company have caused this Agreement to be executed as of the date first written above.

PROTEIN POLYMER TECHNOLOGIES, INC.       SURGICA CORPORATION

By:/s/ William N. Plamondon, III         By:/s/ Louis R. Matson
   -----------------------------            -----------------------------------
     William N. Plamondon, III              Louis R. Matson
     Chief Executive Officer                Present and Chief Executive Officer

                      [Signature Page to License Agreement]

EXHIBIT A

FORM OF BILL OF SALE AND ASSIGNMENT

Ex.A - 1

BILL OF SALE AND ASSIGNMENT OF 510(k) CLEARANCES

ASSIGNMENT OF 510(k) CLEARANCES (this “Bill of Sale and Assignment”), dated as of December 19, 2005, by and between SURGICA CORPORATION, a Delaware corporation (“Assignor”), and PROTEIN POLYMER TECHNOLOGIES, INC., a Delaware corporation (“Assignee”).

WHEREAS, pursuant to that certain License Agreement, dated as of even date herewith, by and between Assignor and Assignee (the “License Agreement” unless otherwise defined herein, capitalized terms shall be used herein as defined in the License Agreement), Assignee, among other things, was granted an exclusive license to Assignor’s intellectual property rights;

WHEREAS, as a condition to execution of the License Agreement, Assignor and Assignee agreed to enter into this Bill of Sale and Assignment pursuant to which Assignor shall assign to Assignee all of its right, title and interest in the 510(k) Clearances (as defined below).

NOW THEREFORE, in consideration of the premises, the mutual agreements and covenants set forth in the License Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.            Bill of Sale and Assignment. Assignor hereby sells, assigns, transfers, conveys, grants and delivers to the Assignee and its successors and assigns exclusively, forever, good and marketable title, to all of Assignor’s right, title, and interest in and to PVA Plus™, MaxiStat™, and MicroStat™ 510(k) Clearances issued by the FDA (510(k) clearance numbers K001678, K020033, and K032619, respectively; collectively, the “510(k) Clearances”), free and clear of all encumbrances, except for those permitted encumbrances listed on Schedule A, attached hereto.

2.            Obligations and Liabilities Not Assumed. Nothing expressed or implied in this Bill of Sale and Assignment shall be deemed to be an assumption by the Assignee or its affiliates of any liabilities of the Assignor. Neither the Assignee nor its affiliates by this Bill of Sale and Assignment agree to assume or agree to pay, perform or discharge any liabilities of the Assignor of any nature, kind or description whatsoever.

3.            Action by Assignor. The Assignor shall immediately forward to the Assignee any communication received in respect of the 510(k) Clearances.

4.            Assignor Representations and Warranties. Assignor represents and warrants:

(a)           that it owns, free and clear of all encumbrances (other than those listed on Schedule A, attached hereto), all right, title and interest in all of the 510(k)

Clearances, has not previously transferred the 510(k) Clearances, either in their current form or any previous form, to any other Person, and is entitled to use such 510(k) Clearances on an unrestricted basis in the Operations;

(b)          that the existing 510(k) Clearances are legally adequate for the devices as currently manufactured and distributed, taking into account all modifications, if any, to the devices after such clearances such that no new 510(k) notice will be required for post-clearance modifications through the Effective Date, if any;

(c)          that it has all authorizations, identification numbers, waivers, and registrations, including and shall have the approvals of, and has properly and timely made all required registrations with the FDA and other relevant Governmental Bodies, the absence of which could reasonably be expected to cause a Material Adverse Effect on the ability of Assignee to use, practice and/or otherwise exploit the 510(k) Clearances;

(d)          that the 510(k) Clearances are in effect in accordance with their terms; no notices of violations have been issued by the FDA or any other Governmental Body in respect of any of the 510(k) Clearances; and no proceeding is pending or, to the knowledge of Assignor, threatened to revoke or limit any of the 510(k) Clearances; and

(e)          that Assignor is in compliance with the terms of such 510(k) Clearances in all respects material to the Operations.

5.            Further Assurances. The Assignor hereby covenants and agrees that, at any time and from time to time after the execution of the License Agreement, at the Assignee’s request, the Assignor will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, any and all further acts, conveyances, transfers, assignments, and assurances as necessary to grant, sell, convey, assign, transfer, set over to or vest in the Assignee any of the 510(k) Clearances.

6.            No Third Party Beneficiaries. This Bill of Sale and Assignment shall be binding upon and inure solely to the benefit of the Assignee and its permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Bill of Sale and Assignment.

7.            Severability. If any term or other provision of this Bill of Sale and Assignment is invalid, illegal or incapable of being enforced by any Laws or public policy, all other terms and provisions of this Bill of Sale and Assignment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either the Assignor or the Assignee. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Bill of Sale and Assignment so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Bill of Sale and Assignment are consummated as originally contemplated to the greatest extent possible.

8.            Governing Law. This Bill of Sale and Assignment shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts executed in and to be performed in that State without regard to its conflicts or choice of law principles and regulations.

9.            Counterparts. This Bill of Sale and Assignment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by Assignor and Assignee in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature page to follow]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Bill of Sale and Assignment to be made effective as of the date first written above.

SURGICA CORPORATION	PROTEIN POLYMER TECHNOLOGIES, INC.
By:_____________________________	By:_____________________________
Name: Louis R. Matson	Name: William N. Plamondon, III
Title: President & Chief Executive Officer	Title: Chief Executive Officer

[Signature Page to Bill of Sale and Assignment]

EXHIBIT B

FORM OF 510(K) CLEARANCE ASSIGNMENT NOTICE TO FDA

Ex.B - 1

[SURGICA LETTERHEAD]

[Date]

Division of General and Restorative and

Neurological Devices (HFZ-410)

Center for Devices and Radiological Health

Food and Drug Administration

9200 Corporate Boulevard

Rockville, MD 20850

RE: §510(k) Premarket Notifications Nos. K001678, K020033, and K032619

To Whom It May Concern:

This correspondence is intended to advise the agency that, effective immediately, Surgica Corporation (Establishment Registration No. 2953190), is assigning all rights to the three 510(k)s identified above, and to the products described therein and cleared by FDA for commercial distribution in the United States thereby, to:

Protein Polymer Technologies, Inc. [PPTI]

10655 Sorrento Valley Road

San Diego California 92121

Establishment Registration No.: (Applied For)

The products that are the subject of the 510(k) submissions referenced above are Pva-Plus™ Foam Embolization Particles (K001678), MaxiStat™ Pva Foam Embolization Particles (K020033), and MicroStat™ Pva Foam Embolization Particles (K032619). Henceforth, all rights to the 510(k)s, and to distribute the subject devices, are assigned exclusively to PPTI, by Surgica. The Official Correspondent for PPTI is Steve Reitzler, who can be reached by telephone at (858) 558-6064, by telefacsimile at (858) 558-6477, or by e-mail at sreitzler@ppti.com.

Sincerely,

Louis R. Matson

President & CEO

cc:	Steve Reitzler, RAC, Vice President, Regulatory Affairs & Quality Assurance
Protein Polymer Technologies, Inc.

SCHEDULE A

SCHEDULE OF PATENTS

[*****]

[*****] Material is confidential and has been omitted and filed separately with the Securities and Exchange Commission.

Sc.A - 1

SCHEDULE B

LICENSE FEE - ASSUMPTION OF DEBT

[*****]

[*****] Material is confidential and has been omitted and filed separately with the Securities and Exchange Commission.

Sc.B - 1

SCHEDULE C

LICENSE FEE - CASH PAYMENTS

[*****]

[*****] Material is confidential and has been omitted and filed separately with the Securities and Exchange Commission.

Sc.C - 1